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                                                                   EXHIBIT 23(b)


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Books-A-Million, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference of our report dated March 16, 1999 included in Books-A-Million, Inc.'s Form 10-K for the year ended January 30, 1999 into the Company's previously filed Registration Statement File No. 33-52256.



Birmingham, Alabama
April 3, 2000